Exhibit 10.7

CAPITAL LEASE AGREEMENT

Date:	March 15, 2005

Lessee:	BLUE WIRELESS & DATA, INC.
3001 Knox St., Suite 401, Dallas, TX 75205
Contact: John W. Mills, III, COO

Lessor:	GREG MARTIN
6032 Canvas Back Dr., Frisco, TX 75034
fax: (214) 853-5538

STEVEN BENAVIDES
1740 Elmhurst Ct., Prosper, TX 75078
fax: (214) 853-5538

Company:	DSG TECHNOLOGY, INC. d/b/a PANABAND
4760 Preston Road, Suite 244-272, Frisco, Texas 75034

Property:	That certain vehicle described in Exhibit “A” hereto.

General Terms

1.             Lease.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the Property. Lessee hereby acknowledges delivery and acceptance of Lessee’s rights in the Property under this Lease

2.             Term.  This Lease is for a term on one year, commencing on the date hereof, and expiring on March 15, 2006 (the “Maturity Date”).

3.             Payment.  As full monthly payment of the lease of the Property, Lessee shall pay Lessor under the terms of a Secured Promissory Note (“Note”) executed by the parties on the same date hereof.

4.             Event of Default.  If Lessee fails to pay according to the terms of the Note, this Lease shall be considered in default of this Agreement.  In such event, Lessor’s only recourse shall be to reclaim possession of the Property.

5.             No Warranties by Lessor, Maintenance, Compliance with Laws and Insurance.  Lessee acknowledges that Lessor is not the manufacturer of the Property, nor manufacturer’s agent, and the LESSOR MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, DESIGN OR CONDITION, THE MERCHANTABILITY OF THE PROPERTY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE PROPERTY OR WORKMANSHIP IN THE PROPERTY. No defect or unfitness of the Property shall relieve Lessee of the obligation to make payments as defined in the Secured Promissory Note executed for the benefit of Lessor. Lessee shall, at its own cost and expense, (a) pay all charges and expenses in connection with the use, operation and maintenance of the Property; (b) comply with all laws, ordinances, regulations, requirements and rules with respect to the use, maintenance and operation of the Property; (c) maintain at all times comprehensive insurance for the full insurable value of the Property, with companies satisfactory to Lessor, protecting Lessor’s interest as it may appear, including Lessor as an additional named insured, in amounts satisfactory to Lessor; (d) deliver to Lessor additional named evidence of such insurance coverage; and (e) make all repairs and replacements required to be made to maintain the Property in good condition, reasonable wear and tear expected.

Initials:

1

6.             Transfer of Ownership.   If Lessee shall duly perform and observe all the terms and conditions in this Lease including all payments specified herein, on the Maturity Date the Property shall become the sole property of Lessee and Lessor will assign and make over all his rights, title and interest in and to the same to Lessee, without any further obligation by Lessee.  Until all terms of this Lease have been complied with, including the payment of all sums payable, the Property shall remain the property of the Lessor, and Lessee shall have no rights in title or claim against the Property.

7.             Possession and Use.  So long as Lessee shall not be in default under this Lease, Lessee may possess and use the Property in accordance with this Lease. The Property shall be used in the lawful business of Lessee.

8.             Headings.  The article, paragraph and subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such articles, paragraphs or subparagraphs.

9.             Plurality.  When the context requires, singular nouns and pronouns include the plural.

10.           Governing Law and Jurisdiction.  This Note shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its conflict of laws rules.  Jurisdiction and venue shall reside exclusively in the courts of Dallas County, Texas.

11.           Severability.  If any provision of this Note is held to be invalid or unenforceable by any court of competent jurisdiction, it is the intent of all of the parties that all other provisions of this Note be construed to remain fully valid, enforceable and binding on the parties.

12.           Power to Bind.  A responsible officer of Lessee has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of Lessee to execute it.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement effective on the Date first stated herein.

LESSEE:

/s/ John W. Mills, III
BLUE WIRELESS & DATA, INC.
John W. Mills, III, COO

LESSOR:

/s/ Greg Martin	/s/ Steven Benavides
GREG MARTIN	STEVEN BENAVIDES